                   Amendment to Agreement and Plan of Merger

     This Amendment to Agreement and Plan of Merger (this "Amendment") is dated
                                                           ---------
as of July 24, 2000 (the "Amendment Date"), and is entered into by and among
                          --------------
L90, Inc., a Delaware corporation ("Buyer"), WM Acquisition Corp., an Idaho
                                    -----
corporation and wholly owned subsidiary of Parent ("Newco"), webMillion.com,
                                                    -----
Inc., an Idaho corporation (the "Company"), Anthony Hauser and Kenneth Adcock
                                 -------
(each a "Founder," and collectively, the "Founders").
         -------                          --------

                                   Recitals

     Whereas, Buyer, Newco, the Company and the Founders are parties to that certain Agreement and Plan of Merger dated as of July 7, 2000 (the "Original
                                                                    --------
Agreement"), whereby, among other things, Newco shall be merged with and into
---------
the Company.


     Whereas, Buyer, Newco, the Company, and the Founders wish to amend the Merger Agreement as provided herein.

                                   Agreements

     Now Therefore, in consideration of the premises and mutual agreements and covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     Section 1.    Defined Terms.  Capitalized terms used herein and not
                   -------------
otherwise defined shall have the meanings given to such terms in the Original Agreement.

     Section 2.    Amendment to Section 2.06(a) - Conversion of Securities.
                   -------------------------------------------------------
Section 2.06(a) of the Merger Agreement is hereby amended in its entirety to read as follows:

       "(a) By virtue of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares), including any dividends or other distributions due or accrued on such shares, shall be converted into the right to receive (subject to the provisions of Section 2.09) the remainder of 2,000,000 shares of Buyer Common Stock (adjusted appropriately for any stock splits, stock dividends or similar recapitalization) less the sum of (i) the number of shares of Buyer Common Stock into which Dissenting Shares would otherwise have been converted, plus (ii) the number of Buyer Warrant Shares (the "Merger Shares"). The
                                                     -------------
  Merger Shares shall be distributed among the holders of Company Common Stock in accordance with this Section 2.06(a).

                                       1.

       "(i)    At the Closing, the holders of Company Common Stock outstanding at the Effective Time shall be entitled to receive in the aggregate (subject to the provisions of Section 2.09) such number of shares of Buyer Common Stock as is equal to the Merger Shares less the number of Escrow Shares (such remainder being referred to as the "Common Initial Shares"). The Escrow
                                      ---------------------
  Shares shall be deposited with the Escrow Agent pursuant to Section 2.09 and shall be held and disposed of in accordance with the terms hereof and of the Escrow Agreement.

       "(ii)   For purposes of determining the pro rata allocation for each holder (other than the Founders) of Company Common Stock of the Common Initial Shares among the holders (other than the Founders) of Company Common Stock outstanding at the Effective Time, the Merger Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Company Common Stock held by such holder at the Effective Time and the denominator of which shall be the aggregate number of shares of Company Common Stock issued and outstanding at the Effective Time.

       "(iii) For purposes of determining the pro rata allocation for each Founder of the Common Initial Shares, the Merger Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Company Common Stock held by such Founder at the Effective Time and the denominator of which shall be the aggregate number of shares of Company Common Stock issued and outstanding at the Effective Time, and such product shall be reduced by the number of Escrow Shares allocated to such Founder pursuant to Section 2.06(a)(iv) below.

       "(iv)   The number of Escrow Shares to be allocated to Anthony Hauser shall be 226,386 and the number of Escrow Shares to be allocated to Kenneth Adcock shall be 134,677."

     Section 3.  References.  All references in the Original Agreement to
                 ----------
"Agreement," "herein," "hereof," or terms of like import referring to the Original Agreement or any portion thereof are hereby amended to refer to the Original Agreement as amended by this Amendment.

     Section 4.  Effect of Amendment.  Except as and to the extent expressly
                 -------------------
modified by this Amendment, the Original Agreement, the Exhibits thereto, the Company Disclosure Schedules and the Buyer Disclosure Schedules shall remain in full force and effect in all respects. In the event of a conflict between this Amendment and the Original Agreement, the Exhibits thereto, the Company Disclosure Schedules or the Buyer Disclosure Schedules, this Amendment shall govern.

     Section 5.  Counterparts.  This Amendment may be executed in several
                 ------------
counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

               [Remainder of this page intentionally left blank]

                                       2.

     IN WITNESS WHEREOF, the parties have duly executed, or have caused this Amendment to be duly executed on their behalf, as of the day and year first above written.


                                   WM ACQUISITION CORP.,
                                   an Idaho corporation


                                   By: /s/ [SIGNATURE ILLEGIBLE]^^
                                       -----------------------------------------
                                           An Authorized Officer

                                   L90, INC.,
                                   A Delaware corporation


                                   By: /s/ [SIGNATURE ILLEGIBLE]^^
                                       -----------------------------------------
                                           An Authorized Officer


                                   WEBMILLION.COM, INC.,
                                   an Idaho corporation


                                   By:__________________________________________
                                              An Authorized Officer


                                   FOUNDERS:


                                   _____________________________________________
                                               Anthony Hauser


                                   _____________________________________________
                                               Kenneth Adcock

     IN WITNESS WHEREOF, the parties have duly executed, or have caused this Amendment to be duly executed on their behalf, as of the day and year first above written.


                                   WM ACQUISITION CORP.,
                                   an Idaho corporation


                                   By:__________________________________________
                                           An Authorized Officer


                                   L90, INC.,
                                   A Delaware corporation


                                   By:__________________________________________
                                           An Authorized Officer


                                   WEBMILLION.COM, INC.,
                                   an Idaho corporation


                                   By: /s/  [SIGNATURE ILLEGIBLE]^^
                                       -----------------------------------------
                                              An Authorized Officer


                                   FOUNDERS:


                                   /s/ Anthony Hauser
                                   ---------------------------------------------
                                               Anthony Hauser


                                   /s/ Kenneth Adcock
                                   ---------------------------------------------
                                               Kenneth Adcock

                                      3.